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                                                                   EXHIBIT 10.16



                          [FACE OF WARRANT CERTIFICATE]

                        WARRANT TO PURCHASE COMMON STOCK
                          OF RESTORATION HARDWARE, INC.



Warrant Certificate No.:  003                       Number of Warrants:  366,667



                       See Reverse for Certain Definitions

               Exercisable from and after September 27, 2000 until 5:00 p.m., New York City time on September 27, 2005.

               This Warrant Certificate certifies that Goldman Sachs & Co. or registered assigns, is the registered holder of the number of Warrants set forth above expiring at 5:00 p.m., New York City time, on September 27, 2005 or, if such date is not a business day, the next succeeding business day (the "Warrants") to purchase Common Stock, par value $.0001 per share (the "Common Stock"), of Restoration Hardware, Inc., a Delaware corporation (the "Company"). The Common Stock issuable upon exercise of Warrants is hereinafter referred to as the "Warrant Stock." Subject to the immediately succeeding paragraph, each Warrant entitles the holder upon exercise to purchase from the Company on or before 5:00 p.m., New York City time, on September 27, 2005 or, if such date is not a business day, the next succeeding business day, one share of Common Stock, at the purchase price of $3.750 per share, each subject to adjustment as set forth herein and in the Warrant Agreement dated as of September 27, 2000 (the "Warrant Agreement") by and among the Company, Goldman Sachs & Co. and Enhanced Retail Funding, LLC, in whole or in part on and subject to the terms and conditions set forth herein and in the Warrant Agreement. Such purchase shall be payable in lawful money of the United States of America by certified or official bank check or wire transfer or any combination thereof to the order of the Company at the principal office of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement. The number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, is adjusted pursuant to the Warrant Agreement, the Company shall cause to be given to each of the registered holders of the Warrants at such holders' addresses appearing on the warrant register written notice of such adjustment by first class mail postage pre-paid.

               Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

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               THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE
STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  October __, 2000

(Seal)

                                        RESTORATION HARDWARE, INC.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

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                        [REVERSE OF WARRANT CERTIFICATE]

               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of up to 550,000 Warrants expiring at 5:00 p.m., New York City time, on September 27, 2005 or, if such date is not a business day, the next succeeding business day, entitling the holder on exercise to purchase shares of Common Stock, par value $.0001 per share, of the Company, and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Warrants). A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

               Warrants may be exercised at any time on and after 5:00 p.m., New York City time, on September 27, 2000 and on or before 5:00 p.m., New York City time, on September 27, 2005 or, if such date is not a business day, the next succeeding business day. The Holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the purchase price by certified or official bank check or wire transfer or any combination thereof to the order of the Company and the other required documentation. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. The Holder of Warrants evidenced by this Warrant Certificate may require the Company, pursuant to Section 12 of the Warrant Agreement, to repurchase such Warrants upon the occurrence of certain events as set forth in the Warrant Agreement.

               The Warrant Agreement provides that the number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Company shall not be required to issue any fractional share of Common Stock upon the exercise of any Warrant, but the Company shall round up or down to the nearest share of Common Stock as provided in the Warrant Agreement.

               Warrant Certificates, when surrendered at the office of the Company by the registered Holder thereof in person or by such Holders legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

               Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement without charge except for any tax imposed in connection therewith.